EXHIBIT 23.5

CONSENT OF  INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM





We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.333-117529) of B.O.S. Better Online Solutions Ltd. ("BOS") of our report dated December 12, 2004 relating to the financial statements of Odem Electronic Technologies 1992 Ltd. which appears in the current Report on Form 6-K of BOS dated January 10, 2005. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                                /s/ Kesselman & Kesselman
Jerusalem, Israel                                 Kesselman & Kesselman
February 28, 2005                          Certified Public Accountants (Isr.)